Exhibit 1

                                           March 29, 1996


                             Ralston Purina Company

            Debt Securities and Warrants to Purchase Debt Securities

              UNDERWRITING AGREEMENT GENERAL TERMS AND PROVISIONS


1. Introductory. Ralston Purina Company, a Missouri corporation ("Company"), proposes to issue and sell from time to time, either jointly or separately, certain of its debt securities ("Debt Securities") and warrants to purchase Debt Securities ("Warrants") registered under the registration statement referred to in Section 2(a). The Debt Securities will be issued under an indenture, dated as of May 26, 1995, ("Indenture"), between the Company and The First National Bank of Chicago, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Debt Securities being determined at the time of sale. The Warrants will be to purchase Debt Securities issued under the Indenture, in one or more series, which series may vary as to duration, exercise prices, detachability, selling prices and other terms, with all such terms for any particular series of the Warrants being determined at the time of sale. Particular series of the Debt Securities and Warrants will be sold, pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

     The Debt Securities and Warrants involved in any such offering, whether sold independently of each other or collectively, are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:


     (a) A registration statement on Form S-3 (File No. 33- ), and any amendments thereto, with respect to the Securities have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. The Indenture pursuant to which the Securities will be issued has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of such registration statement and any amendments thereto have been delivered by the Company to the Representatives. As used in this Agreement, "Registration Statement" means such registration statement when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter at the time of effectiveness of such amendment or filing of such supplement with the Commission (including all documents incorporated therein by reference); "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and "Prospectus" means the Basic Prospectus, together with any amendment or supplements thereto, as first filed with the Commission pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Basic Prospectus or any Prospectus.

     (b) The Registration Statement and any amendment thereto, as of their respective effective dates, and the Prospectus, as of its issue date, complied as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and the Registration Statement and any amendment thereto, as of their respective effective dates (and, if an Annual Report on Form 10-K of the Company has been filed subsequent to the effective date of the Registration Statement, as of the date of filing of the most recent such Annual Report on Form 10-K), did not contain or will not contain, as the case may be, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus does not and will not as of the Closing Date (as hereinafter defined) contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities through the Representatives expressly for use in the Prospectus or as to any statement in or omissions from the statement of eligibility and qualifications on Form T-1 of the Trustee under the Trust Indenture Act.

     (c) The documents, if any, incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities
          Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder, and none of such documents, as of their respective filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus when such documents are filed with the Commission, as the case may be, will comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and will not as of their respective filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities through the Representatives expressly for use in the Prospectus.

3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. Each Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the public offering price, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, denominations designations, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). Each Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in each Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Securities delivered to the Underwriters on the Closing Date will be in definitive, fully registered form, and may be issued pursuant to the Book-Entry System described in the Prospectus, in such denominations and registered in such names as the Underwriters may request, against payment by such Underwriters of the purchase price therefore by such means and in such funds as specified in the Terms Agreement If a Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Debt Securities and Warrants, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of
     Securities:

     (a)  The  Company  will  advise  the  Representatives  promptly  of  any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and will obtain the prior consent of the Underwriter to the filing, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     (c) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Debt Securities and Warrants, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

     (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

     (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

     (f) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company as the Representatives may reasonably request.

     (g) Expenses. The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto;
          (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement; (v) the costs of distributing the underwriting documentation in connection with the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication; (vi) the fees and expenses of filings, if any, with foreign securities administrators and of qualifying the Debt Securities and Warrants under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters); (vii) the cost of printing the Debt Securities and the Warrants; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Debt Securities; (ix) the fees and expenses of the Warrant Agent and any agent of the Warrant Agent and the fees and disbursements of any counsel for the Warrant Agent in connection with the Warrant Agreement and the Warrants; (x) the fees paid to rating agencies in connection with the rating of the Securities; (xi) any costs and expenses of the depositary with respect to the Securities and its nominee, including its book-entry system; and (xii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that except as provided in this Section 4(g) and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Debt Securities and the Warrants which they may sell and the expenses of advertising any offering of the Debt Securities and the Warrants made by the Underwriters, and the Company shall pay the fees and expenses of its counsel and any transfer taxes payable in connection with its sale of Debt Securities and the Warrants to the Underwriters.

     (h) For a period beginning at the time of execution of a Terms Agreement and ending 30 days after the Closing Date relating to such Terms Agreement, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any United States dollar denominated, foreign currency denominated or ECU debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or warrants to purchase such debt securities.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) On the Closing Date, you shall have received a letter, satisfactory in form and substance to you and your counsel, dated the Closing Date and addressed to you, of Price Waterhouse LLP, independent certified public accountants for the Company, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement.

     (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

     (c) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any (i) loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as of the date thereof or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (otherwise than as set forth or contemplated in the Prospectus) or any change in or affecting, or any adverse development which affects, the business, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries as a whole, otherwise than as set forth or contemplated in the Prospectus as of the date thereof, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein or in the Prospectus.

     (d) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it in each such case, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

     (e) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by a nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g) (2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

     (f) The Representatives shall have received an opinion, dated the Closing Date, of James M. Neville, Vice President and General Counsel of the Company, to the effect that:

          (i) Each of the Company, and Eveready Battery Company, Inc., VCS Holding Company, Ralston Purina Overseas Battery Company and Protein Technologies International, Inc. (together the "Significant Subsidiaries"), has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

          (ii) The Indenture and the Warrant Agreement, if applicable, have been duly authorized, executed and delivered by the Company and the Indenture has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Warrant Agreement, if applicable, and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and the Warrant Agreement, if applicable, and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture and the Warrant Agreement, if applicable, and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the descriptions thereof contained in the Prospectus;

          (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

          (iv) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company and each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; all of the capital stock of each Significant Subsidiary is owned directly or indirectly by the Company, and, to the best knowledge of such counsel, such capital stock is free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

          (v) The execution, delivery and performance of the Indenture, the Warrant Agreement (if applicable), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter or bylaws of the Company or any subsidiary of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

          (vi) The Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Debt Securities and Warrants, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations thereunder; and all documents incorporated by reference therein complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations; such counsel has no reason to believe that (a) the Registration Statement as of its effective date (or, if an Annual Report on Form 10-K of the Company has been filed subsequent to its effective date, as of the date of filing of the most recent such Annual Report), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that (b) the Prospectus as of its date and as of the Closing Date, including any amendments or supplements to the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

          (vii)  The Terms  Agreement  (including the  provisions  of  this
                 Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

     (g) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, counsel for the Underwriters may rely as to the incorporation of the Company and all other matters governed by Missouri law upon the opinion of James M. Neville referred to above.

     (h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, or any action in respect thereof to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities or any action in respect thereof to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or
          (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing,
          (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to  assume  the  defense  of  such  action  on  behalf  of  such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm or attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 6 consist of any Underwriter or any of their respective controlling persons, or by the Company, if the indemnified parties under this
          Section 6 consist of the Company or any of the Company's directors, officer or controlling persons.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection
          (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) was determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
          (d).   Notwithstanding  the  provisions of  this  subsection  (d),  no
          Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7. Default of Underwriters . If any Underwriter or Underwriters default in their obligations to purchase Securities under a Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting
     Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and such Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in a Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company relating to such Securities.

     The foregoing obligations and agreements set forth in this Section will not apply if a Terms Agreement specified that such obligations and agreements will not apply.

8.   Survival of  Certain  Representations  and  Obligations.   The  respective
     indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respect representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the obligations of the Underwriters with respect to any offering of Securities are terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under a Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination under this Agreement), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Checkerboard Square, St. Louis, Missouri 63164, Attention: James R. Elsesser.

10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Governing Law. This Agreement and each Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

12.   Counterparts.    The Terms  Agreement  may  be executed  in  one  or  more
     counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
13. Headings. The headings are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.